Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of PSM Holdings, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Jeffrey R. Smith, Chief Executive Officer of the Company and Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2010	By: /s/ JEFFREY R. SMITH
Jeffrey R. Smith, President
Chief Executive Officer

Date: May 14, 2010	By: /s/ JEFFREY R. SMITH
Jeffrey R. Smith
Principal Financial Officer